UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.01 below is incorporated in this Item 1.01 by reference

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously discussed in a Current Report on Form 8-K filed by the Astronics Corporation (the “Company”) on January 20, 2014, the Company entered into an agreement to purchase substantially all of the assets and liabilities (the “Acquisition”) of the Test and Services Division of EADS North America, Inc. for approximately $53.0 million in cash plus a preliminary net working capital adjustment of $17 million.

A copy of the Purchase Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K on January 20, 2014.

On February 28, 2014, the Company completed the Acquisition. The Company issued a press release on February 28, 2014 regarding the completion of the Acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the funding of the Acquisition, the Company exercised its option to increase the revolving credit facility provided under Third Amended and Restated Credit Agreement, dated as of July 18, 2013, with HSBC Bank USA, National Association (“HSBC”), as Agent and with HSBC, Bank of America, N.A. and Manufacturers and Traders Trust Company, as Lenders, as amended (the “Credit Agreement”) by entering into Amendment No 2 thereto, dated as of February 28, 2014 (the “Amendment No. 2”). Amendment No. 2 increases the maximum amount of the five-year revolving credit facility provided under the Credit Agreement to $125 million from $75 million. On February 28, 2014, $58.0 million was drawn to finance the Acquisition. There remains approximately $56 million available under the revolving credit facility at February 28, 2014.

The Amendment also temporarily increases the maximum leverage ratio permitted under the agreement to 4.00 to 1.00 for fiscal quarters ending March 31, 2014 and June 30, 2014. Thereafter the maximum leverage ratio is unchanged from the current requirements under the Credit Agreement. There are no other changes to the covenants.

A copy of the Credit Amendment No. 2 is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The above description does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 2 to Third Amended and Restated Credit Agreement

99.1	Press Release of Astronics Corporation dated March 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated: February 28, 2014	By:	/s/ David C. Burney
	Name:	David C. Burney
Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 2 to Third Amended and Restated Credit Agreement

99.1	Press Release of Astronics Corporation dated March 3, 2014